                                                                   EXHIBIT 21.01

                                  SUBSIDIARIES

                                                                  JURISDICTION OF
                                                                   INCORPORATION
NAME OF SUBSIDIARY                                                OR ORGANIZATION
------------------                                                ---------------
ABCO Industries, Incorporated                                     South Carolina
Altovar Ltd.                                                      United Kingdom
Ariel Services Corporation                                        United States
Cendian Corporation                                               Delaware
Dogwood Investments, Inc.                                         Delaware
Eastapet, Limited                                                 United Kingdom
Eastman Belgium B.V.B.A.                                          Belgium
Eastman Chemical (Malaysia) Sdn. Bhd.                             Malaysia
Eastman Chemical (UK) Limited                                     United Kingdom
Eastman Chemical Argentina S.R.L.                                 Argentina
Eastman Chemical B.V.                                             The Netherlands
Eastman Chemical Brasileira Ltda.                                 Brazil
Eastman Chemical Canada, Inc.                                     Canada
Eastman Chemical Capital Corporation                              Tennessee
Eastman Chemical Company Foundation, Inc.                         Delaware
Eastman Chemical Deutschland GmbH                                 Germany
Eastman Chemical Ectona Ltd.                                      England
Eastman Chemical Espana, Inc.                                     Delaware
Eastman Chemical Financial Corporation                            Delaware
Eastman Chemical Finland Oy                                       Finland
Eastman Chemical Foreign Sales Corporation                        Barbados
Eastman Chemical Holdings, S.A. de C.V.                           Mexico
Eastman Chemical Hong Kong Ltd.                                   Hong Kong
Eastman Chemical Industrial de Mexico, S.A. de C.V.               Mexico
Eastman Chemical Italia, S.r.l.                                   Italy
Eastman Chemical Jager GmbH & Co. KG                              Germany
Eastman Chemical Japan Limited                                    Japan
Eastman Chemical Korea Ltd.                                       Korea
Eastman Chemical Latin America, Inc.                              Delaware
Eastman Chemical Ltd.                                             New York
Eastman Chemical Mexicana S.A. de C.V.                            Mexico
Eastman Chemical Middelburg, B.V.                                 The Netherlands
Eastman Chemical Resins, Inc.                                     Delaware


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

                            SUBSIDIARIES (CONTINUED)

                                                                   JURISDICTION OF
                                                                    INCORPORATION
NAME OF SUBSIDIARY                                                 OR ORGANIZATION
------------------                                                 ---------------
Eastman Chemical Singapore Pte. Ltd.                               Singapore
Eastman Chemical Sweden AB                                         Sweden
Eastman Chemical Technology Corporation                            Delaware
Eastman Chemical The Hague B.V.                                    The Netherlands
Eastman Chemical Uruapan, S.A. de C.V.                             Mexico
Eastman Chemical, Asia Pacific Pte. Ltd.                           Singapore
Eastman Chemical, Europe, Middle East and Africa, Ltd.             Delaware
Eastman Company UK Limited                                         United Kingdom
Eastman International Management Company                           Tennessee
Eastman Luxembourg S.a.r.l.                                        Luxembourg
Eastman Malta Limited                                              Malta
Eastman Sokolov, a.s.                                              Czech Republic
Enterprise Genetics, Inc.                                          Nevada
GLC Associates                                                     California
Hartlepet Limited                                                  United Kingdom
Holston Defense Corporation                                        Virginia
Jager Chemie France SARL                                           France
Jager Verwaltungs - GmbH                                           Germany
Jiangsu Funing Lawter Chemical Co., Ltd.                           China
Kingsport Hotel, L.L.C.                                            Tennessee
Lawter International (Canada) Company                              Canada
Lawter International (Hong Kong) Limited                           Hong Kong
Lawter International (Kallo) B.V.B.A.                              Belgium
Lawter International (Proprietary) Ltd.                            South Africa
Lawter International Belgium, N.V.                                 Belgium
Lawter International Cayman Islands                                Cayman Islands
Lawter International FSC, Limited                                  Jamaica
Lawter International Fujian Nanping PRC Limited                    China
Lawter International GmbH                                          Germany
Lawter International N.V.                                          Belgium
Lawter International Products, Pte. Ltd.                           Singapore
Lawter International, A.p.S                                        Denmark
Lawter International, B.V.                                         The Netherlands
Lawter International, Inc.                                         Delaware
Lawter International, Limited                                      England
Lawter International, Ltd. (Tianjin) PRC                           China
Lawter International, S.A.                                         Spain
Lawter Rokramer GmbH                                               Germany
McWhorter Holdings AB                                              Sweden
McWhorter Holdings Ltd.                                            United Kingdom
McWhorter International Sales Corporation                          Barbados
McWhorter Technologies s.a.r.l.                                    France
Mustang Pipeline Company                                           Texas


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

                            SUBSIDIARIES (CONTINUED)

                                                                   JURISDICTION OF
                                                                    INCORPORATION
NAME OF SUBSIDIARY                                                 OR ORGANIZATION
------------------                                                 ---------------
PaintandCoatings.com Inc.                                          Delaware
Pinto Pipeline Company of Texas                                    Texas
Shanghai Eastman Consulting Company Ltd                            China
Union-Chemie Singapore Pte Ltd                                     Singapore
Voridian AG                                                        Switzerland
Voridian B.V.                                                      The Netherlands
Voridian Canada Company                                            Nova Scotia
Voridian Espana S.A.                                               Spain
Voridian Europoort B.V.                                            The Netherlands
Voridian Holdings B.V.                                             The Netherlands
Voridian Holdings S.L.                                             Spain
Voridian Hong Kong Limited                                         Hong Kong
Voridian Singapore Pte. Ltd.                                       Singapore
Voridian Spain L.L.C.                                              Delaware
Workington Investments Limited                                     United Kingdom


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